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                                                                       EXHIBIT 5

                        SQUIRE, SANDERS & DEMPSEY L.L.P.
                                127 Public Square
                                 4900 Key Tower
                           Cleveland, Ohio 44114-1304

                                January 14, 2001

OM Group, Inc.
50 Public Square
Suite 3500
Cleveland, Ohio 44113

Ladies and Gentlemen:

         Reference is made to the Registration Statement on Form S-1 (Registration No. 333-74566) (the "Registration Statement") filed by the OM Group, Inc., a Delaware corporation ("OMG"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to 4,025,000 shares of common stock, $.01 par value per share (the "Shares"), of OMG.

         We have reviewed the Registration Statement and have examined such corporate records and other documents, and such matters of law, as we have deemed necessary or appropriate for purposes of this opinion. We also have reviewed certificates of public officials and officers of OMG and have relied upon such certificates as to the various factual matters contained in the certificates. In our examination of the foregoing, we have assumed the genuineness of all signatures on all documents reviewed by us, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as copies.

         Based upon the foregoing and subject to the qualifications set forth in this opinion, we are of the opinion that the Shares, when issued and paid for in accordance with the underwriting agreement relating to the Shares and as set forth in the prospectus constituting a part of the Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus contained in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations under such Act.

                             Respectfully submitted,

                             /s/ Squire, Sanders & Dempsey L.L.P.